Exhibit 99.2

Envision Solar International, Inc. and Subsidiaries

Consolidated Financial Statements

September 30, 2009 and 2008

(Unaudited)

Envision Solar International, Inc. and Subsidiaries

Table of Contents

Page (s)
Consolidated Balance Sheets	1

Consolidated Statement of Operations (unaudited)	2

Consolidated Statements of Cash Flows (unaudited)	3

Notes to Consolidated Financial Statements (unaudited)	4 - 11

Envision Solar International, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2009	December31, 2008
Assets
	(Unaudited)
Current Assets
Cash	$20,376	$3,083
Accounts Receivable, net	39,488	173,798
Prepaid and other current asset	-	70,663
Costs in excess of billings on uncompleted contract	14,254	-
Total Current Assets	74,118	247,544

Property and Equipment, net	313,700	359,098

Other Assets
Deposits	33,390	33,390

Total Other Assets	33,390	33,390

Total Assets	$421,208	$640,032

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts Payable	$1,122,545	$990,357
Accounts Payable - Related Party	1,168	41,374
Accrued Expenses	415,245	58,990
Sales Tax Payable	36,828	36,828
Billings in excess of costs on uncompleted contracts	125,324	56,831
Note Payable-Officer	34,204	18,700
Note Payable-net of discount	452,377	591,771
Note Payable-Evey	100,000	-
Deferred Revenue	-	3,000

Total Current Liabilities	2,287,691	1,797,851

Commitments and Contingencies (Note 5)

Stockholders' Equity (Deficit)
Common Stock, no par value, 10,000,000 shares authorized, 851,263 and 841,263 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	5,048,852	4,648,852
Additional Paid-in-Capital	9,807,150	7,358,135
Accumulated Deficit	(16,722,485)	(13,164,806)

Total Stockholders' Equity (Deficit)	(1,866,483)	(1,157,819)

Total Liabilities and Stockholders' Equity (Deficit)	$421,208	$640,032

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International, Inc. and Subsidiaries

Consolidated Statements of Operations

Nine Months Ended September 30,
(Unaudited)
	2009	2008

Revenues	$715,522	$973,018

Cost of Revenues

Materials	-	923,398
Consultants	331,647	126,212
Design	9,900	52,995
Subcontractors	-	14,276
Other Cost of Revenues	24,869	194,091

Total Cost of Revenues	366,416	1,310,972

Gross Profit (Loss)	349,106	(337,954)

Operating Expenses (including stock based compensation expense of $2,449,014 for the nine months ended September 30, 2009 and $4,350,496
for the nine months ended September 30, 2008)	3,549,654	8,057,987

Loss From Operations	(3,200,548)	(8,395,941)

Other Income (Expense)
Other Income	33,692	48,543
Interest Expense	(387,604)	-
Total Other Income (Expense)	(353,912)	48,543

Income (Loss) Before Income Tax	(3,554,460)	(8,347,398)

Income Tax Expense	3,219	8,408

Net Loss	$(3,557,679)	$(8,355,806)

The Accompanying notes are an integral part of these Consolidated Financial Statements

Envision Solar International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30,
(Unaudited)

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,557,679)	$(8,355,806)
Adjustments to Reconcile Net loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	45,398	24,866
Bad debt expense	72,101	-
Common stock issued for services	-	10,000
Compensation expense related to grant of stock options	2,449,015	4,350,496
Goodwill impairment	-	1,358,254
Amortization of Discount on Loan	260,606	-
Amortization of prepaid interest	69,633	-
Changes in assets and liabilities
(Increase) decrease in:
Accounts Receivable	62,209	(622,064)
Prepaid Expenses and other current assets	1,030	32,003
Costs in excess of billings on uncompleted contract	(14,254)	-
Deposits	-	(17,350)
Increase (decrease) in:
Accounts Payable	132,188	980,050
Accounts Payable - related party	(40,206)	-
Accrued Expenses	356,255	5,477
Billings in excess of costs on uncompleted contracts	68,493	49,000
Deferred Revenue	(3,000)	(62,700)
NET CASH USED IN OPERATING ACTIVITIES	(98,211)	(2,247,774)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition	-	(9,000)
Purchase of Equipment	-	(181,403)
NET CASH USED IN INVESTING ACTIVITIES	-	(190,403)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of Common Stock, net	-	2,325,076
Proceeds from Issuance of notes payable	100,000	-
Proceeds from notes payable from shareholders	15,504	-
NET CASH FROM FINANCING ACTIVITIES	115,504	2,325,076

NET INCREASE (DECREASE) IN CASH	17,293	(113,101)

CASH AT BEGINNING OF PERIOD	3,083	257,753

CASH AT END OF PERIOD	$20,376	$144,652

Supplemental Disclosure of Cash Flow Information:
Interest Expense	$387,604	$-
Income Tax	$3,219	$800

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Stock based fees paid for acquisition	$-	$1,257,676
Conversion of accounts payable to common stock	$-	$14,994
Common stock paid as load fee and recorded as debt discount	$400,000	$-

The Accompanying notes are an integral part of these Consolidated Financial Statements

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

1.         NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Corporate Organization

The Company was incorporated on June 12, 2006 as a limited liability company (“LLC”), under the name Envision Solar, LLC.  In September 2007, the company was reorganized as a California C Corporation and issued one share of common stock for each outstanding member unit in the LLC.  The change in capitalization to common stock from member equity has been retroactively applied to all periods presented in the accompanying consolidated financial statements.  Also during 2007, the Company formed various wholly owned subsidiaries to account for its planned future operations.  All references to “us”, “we”, “our”, “Envision” or “the Company”, refer to Envision Solar, LLC or the newly formed Corporation and subsidiaries unless otherwise stated.

In 2007, the Company established a series of subsidiaries: 1. Envision Energy Group, Inc. 2.  Envision Solar Construction Company, Inc. 3.  Envision Solar Design, Inc. 4.  Envision Solar Development, Inc. 5.  Envision Solar Operation & Management, Inc. 6.  Envision Solar Residential, Inc. 7.  Envision Solar Technology, Inc. and 8.  Greenshade Network, Inc.  In addition, in 2008 the Company established one other subsidiary Envision Africa LLC, a wholly owned LLC.  During 2008, only two were operational, with Envision Africa anticipated to become operational in the future.  The remaining subsidiaries were dissolved with the Secretary of State of California in 2008.  The two operational subsidiaries included in these consolidated financial statements are:  Envision Solar Residential, Inc. and Envision Solar Construction Company, Inc.

Nature of Operations

Envision Solar (“the Company”) is a solar project and technology developer providing turn-key design/build solutions for commercial, industrial, institutional and residential projects.  Founded by award-winning sustainable design architects with extensive international business development and industrial design expertise, the Company strives to be first-to-market and the leading worldwide brand in solar parking arrays.  The Company has two lines of business, ParkSolarSM for commercial, industrial and government projects, and LifeSystemsSM for residential and light commercial products and projects. Both groups have envisioned, invented and engineered the leading next generation, patent pending, “solar integrated building systems™” (SIBS™) which are providing the foundation for the lowest cost, most highly engineered solutions available for the massive future worldwide market for solar parking array installations.

The Company’s business model includes vertical integration of all key capabilities required for the full, turn-key “single-point-of-contract™” implementation of each project.  These capabilities include project planning and management, design, construction, operations and maintenance.  The Company is continuing to secure its position as the key participant at the convergence of solar energy and the real estate and building industry.

The Company operates with the following trade names: ParkSolarSM: Commercial Scale Solar Parking Arrays, LifeSystemsSM: Residential Component-Based Solar Integrated Buildings, and GreenShade.SM

Basis of Presentation

The interim condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our results of operations and cash flows for the nine months ended September 30, 2009 and 2008 and our financial position as of September 30, 2009 have been made.  The results of operations for such interim periods are not necessarily indicative of the operating results to be expected for the full year.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

Certain information and disclosures normally included in the notes to the annual financial statements have been condensed or omitted from these interim financial statements.  Accordingly, these interim condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the fiscal year ended December 31, 2008.  The December 31, 2008 balance sheet is derived from those statements.

Principals of Consolidation

The consolidated financial statements include the accounts of Envision Solar International Inc. and its wholly-owned subsidiaries.  All significant inter-company balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying consolidated financial statements include the allowance for doubtful accounts receivable, depreciable lives of property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.

Concentrations

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts from inception, through September 30, 2009.

Concentration of Accounts Receivable

At September 30, 2009 customers that each accounted for 10% or more of our gross accounts receivable individually were as follows:

Customer 1	54%
Customer 2	14%
Customer 3	10%

Concentration of Revenues

For the nine months ended September 30, 2009, customers that each represented 10% or more of our net revenues were as follows:

Customer A	45%
Customer B	35%
Customer C	13%

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and short term loans, are carried at historical cost basis. At September 30, 2009, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

New Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that became part of ASC Topic 855, “Subsequent Events”.  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on the Company’s consolidated financial statements.

In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification did not have a significant impact on the Company’s consolidated financial statements.

2.         GOING CONCERN

As reflected in the accompanying consolidated financial statements for the nine months ended September 30, 2009 the company had a net losses of $3,557,679 (which includes stock based compensation for options of $2,449,014 and amortization of stock based loan fees of $260,600)  and cash used in operations of $98,211.  Additionally at September 30, 2009 the Company had an accumulated deficit of $16,722,485 and a stockholders’ deficit of $1,866,483.

Pursuant to a plan of merger between Casita Enterprises and the Company, Envision expects to execute a merger agreement whereby it will become a wholly owned subsidiary of Casita Enterprises.  Casita Enterprises is an over-the-counter-bulletin board listed company whose assets consist principally of cash and other miscellaneous assets.  At the time of merger, which is expected to occur not later than February 11, 2010, Casita is expected to hold approximately $200,000 in cash.  In addition, Envision, which will be a publicly traded company following the merger, expects to conduct a capital raising process whereby it will raise not less than $600,000.  These funds are expected to be sufficient to cover monthly operating expenses as well as meet minimum payments with respect to the Company’s liabilities over the next twelve months.

3.         NOTE PAYABLE - OFFICER

In 2008, one of the Company’s officers advanced the cost for various expenses on behalf of the company.  As a result in June 2008, the Company issued the shareholder a note in the amount of $18,700.  The note bears interest at 5% and was due and payable with accrued interest on or before May 31, 2009. The note was not paid at maturity and the balance was included in the $34,246 principal balance of a new note executed in October 2009 and due December 31, 2009. The officer resigned in November 2009.  As of February 2010 this note was in default for payment of principal and interest.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

4.         NOTE PAYABLE

In November 2008 the Company entered into a five-month $591,771 promissory note with Gemini Master Fund, Ltd. (the "holder" or "lender") as bridge financing to an equity raise.  Under the terms of the note, $101,771 of prepaid interest was included in the note balance of which $10,000 was a loan fee..  The note bears interest at the rate of 7% annum on the $500,000 net subscription amount, plus a 15% fee on the subscription amount, plus 15% of the 7% per annum interest (effective interest in approximately 49%) with a default rate of 20% per annum.  The note was due April 11, 2009 and is secured by substantially all assets of the Company and its subsidiaries and is unconditionally guaranteed by all the subsidiaries.  Under the terms of the note, the outstanding principal and interest can be converted into equity at a 10% discount from any reverse merger financing in the event the company enters into a “reverse merger” with a publicly traded Company.  Additionally, promptly following the consummation of a reverse merger transaction, the Company shall issue the lender such number of shares of public Company common stock such that following the reverse merger the lender shall own 0.3125% of the fully-diluted number of outstanding shares of common stock of the public company.

Subsequent to December 31, 2008, the note came due and the Company was unable to fulfill its obligations under the original terms of the note.  In April 2009, the company and the lender entered into a forbearance agreement, which extended the due date to December 31, 2009.  Under the terms of the forbearance agreement, the interest rate changed to 15% and the Company issued 10,000 shares of its common stock to the lender in consideration of this agreement.  This was not considered a troubled debt restructure or debt modification under generally accepted accounting principals.  The shares were valued at the most recent common stock offering and sale price of $40 per share resulting in a $400,000 value, which was recorded as a debt discount and is being amortized through the new maturity date of December 31, 2009. Amortization of the loan fee to interest expense through September 30, 2009 was $260,606 and the discount at September 30, 2009 was $139,394.  Interest only payments would start being due monthly in arrears in the first calendar month after which the Company raises $100,000 from all capital raising transactions.

Interest expense under this note in 2008 was $32,138 and prepaid interest was $69,633 at December 31, 2008.Interest expense under this note in 2009 was $109,587 and accrued interest at September 30, 2009 was $39,945.

On October 30, 2009, the Company entered into a second amendment to the loan agreement.  This amendment increases the interest rate at 20% retroactive to April 11, 2009 through October 30, 2009, adjusts the per annum interest to 12% starting November 1, 2009 (default rate of 20%), extends the maturity to December 31, 2010 and adds a conversion feature to allow conversion at the holder’s option to common stock at $10 per share.  The $591,771 note was amended to add accrued interest of $65,423 to the principal balance resulting in a new principal balance of $657,194.  Additionally a new second note was issued for $125,000 with proceeds of $117,500, net of issue costs of $7,500, which was deposited into an escrow account for purposes of the Company paying expenses for the cost of becoming a publicly held company.  This new note has the  same terms of the amended note.  Interest under both notes is due on the first business day of each calendar quarter starting January 4, 2010, however, upon three days advance notice, the Company may elect to add such interest to the note principal balance effectively making the interest due at note maturity. With regard to the conversion feature of both notes, the conversion rights contain price protection whereby if the Company sells equity or converts existing instruments to common stock at a price less than the $10 conversion price, the conversion price will be adjusted downward to the sale price.  Furthermore, if the Company issues new rights, warrants, options or other common stock equivalents at an exercise price less than the $10 conversion price, then the conversion price shall be adjusted downward to a new price based on a stipulated formula.  The holder may not convert the debt if it results in the holder beneficially holding more than 9.9% of the Company common stock.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

The holder is subject to a lock-up agreement on the debt and underlying shares from October 30, 2009 through June 30, 2010.  This October 30, 2009 amendment was considered a debt extinguishment under generally accepted accounting principals due to the addition of the conversion feature. The accounting effect was to fully amortize the remaining debt discount at October 30, 2009, remove the old debt and record the new debt.

5.         COMMITMENTS AND CONTINGENCIES

     Leases:

On March 26, 2007, the Company entered into a lease agreement for its corporate office on a month-to-month basis beginning May 1, 2007, in La Jolla, California.  Monthly rent at the premise is approximately $6,140 per month.  Subsequent to December 31, 2007, the Company entered into an amended lease agreement at the same location in order to expand operations.  The new lease had a commencement date of April 1, 2008 and is for a period of three years with an escalating yearly base rent beginning at $16,505.

Rent expense was $137,127 for the nine months ended September 30, 2009.

During 2009, the Company entered into litigation with the landlord due to the Company’s default on rental payments and in December 2009 the Company abandoned the premises.  (See Legal Matters below)

     Legal Matters:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of September 30, 2009, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations except for the following:

In August 2008, the Company received a letter from a contractor asserting that $400,000 was owed resulting from an alleged breach of contract. The Company denies any liability under the agreement and facts of the assertion and rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.

The Company is a party to a wrongful termination suit filed by former employee.  The employee was an “at-will” employee under California employment law. The plaintiff claims that he was promised a job as in-house counsel, which never materialized. ESII successfully demurred to Plaintiff’s complaint. The plaintiff amended the complaint, ESII answered it and it is now undergoing discovery process to obtain evidence to disprove the Plaintiff's allegations. The Company denies any liability under the agreement and facts of the assertion and rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter however as the Company does not believe it is probable the plaintiff will prevail, no amounts have been accrued as of December 31, 2008 or September 31, 2009..

The Company is a party to a lawsuit filed in July 2009 with a Company owned by one its shareholders.  The lawsuit alleges fraud in misrepresenting signed contracts in the 2008 Private Placement Memorandum and seeks to recover $250,000 in investments made in the private placement and approximately $166,000 plus interest at 10% from April 1, 2009 in monies owed for project work in 2008 and 2009. In connection with the litigation the Company is responding to discovery of documents.  The Company denies any liability under the law suit and has rejected the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter.  The amounts owned under project work aggregating approximately $166,000 have been accrued as accounts payable as of September 30, 2009.

The Company is a party to a lawsuit with its former landlord whereby the landlord claims that the Company broke its lease with respect to the rental of office space which housed the Company’s headquarters.  The Company attempted to renegotiate the remaining term of its lease a at lower rate but the proposal was rejected by the Landlord.  . The Company vacated premises on December 20, 2009 and landlord repossessed premises on January 1, 2010. Plaintiff seeks damages for past rent due, interest and attorney’s fees.  The Company does not deny the breach of its lease and is attempting to work out a settlement. As of December 31, 2009 the Company has accrued approximately $268,000 representing the fair value of the future rent due under the abandoned lease. (see Note 15)

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

On February 4, 2010, Continental Maritime filed a complaint for breach of contract. The plaintiff provided steel columns and associated labor to the Company as part of UC-San Diego Solar Parking Structure project. The claim is for approximately $140,000. The Agreement was entered into on June 9. 2008. Due to project cost overruns and capital raise shortfalls in 2008 and 2009, the Company was unable to make payments on the remaining balance.  The Company is reviewing the claim to assess its liability if any under the law suit and the basis for the claim.  No further communications have been had to date and based on the information available at this time, it is not possible to determine the possible outcome of this matter. The Company has accrued payables to this vendor of approximately $132,000 at September 30, 2009.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

     Other Commitments:

The Company enters into various contracts or agreements in the normal course of business whereby such contracts or agreements may contain commitments.  During 2008 and 2007 the Company entered into agreements to act as a reseller for certain vendors; joint development contracts with third parties; referral agreements where the Company would pay a referral fee to the referrer for business generated; sales agent agreements whereby sales agents would received a fee equal to a percentage of revenues generated by the agent; business development agreements and strategic alliance agreements where both parties agree to cooperate and provide business opportunities to each other and in some instances, provide for a right of first refusal with respect to certain projects of the other parties; agreements with vendors where the vendor may provide marketing, public relations, technical consulting or subcontractor services and financial advisory agreements where the financial advisor would receive a fee and/or commission for raising capital for the Company.  All expenses and liabilities relating to such contracts were recorded in accordance with generally accepted accounting principles during 2008 and 2007 and as of December 31, 2008 and 2007.  Although such agreements increase the risk of legal actions against the Company for potential non-compliance, there are no firm commitments in such agreements as of September 30, 2009.

Effective December 19, 2006, the Company entered into an agreement with a manufacturer who owns the trademarks “Solar Grove” and “Solar Tree”.  Under the terms of the agreement, the manufacturer is to provide products to the Company on a per unit basis and the Company is to pay the manufacturer a royalty, set at 0.25% of revenue, for each project sold under the above-mentioned trademarks, less the fees for the product provided by the manufacturer.  The Company also had the right to purchase the above-mentioned trademarks during the term of the agreement which purchase cancels any future royalties.  In November 2008, the Company exercised its option to purchase the trademarks for $71,200.  Royalties owed in 2007 and 2008 were de minimis.  In 2008 the Company amortized $2,373 of the trademarks and then wrote off the remaining balance of $68,827 trademarks under the impairment provisions since there is not a justifiable means to document its future value.  This impairment charge is included in operating expenses in 2008.

Upon the signing of customer contracts, the Company enters into various other agreements with third party vendors who will provide services and/or products to the Company.  Such vendor agreements typically call for a deposit along with certain other payments based on the delivery of goods or services.  Payments made by the Company before the completion of projects are treated as prepaid assets and due to the contractual nature of the agreement; the Company may be contingently liable for other payments required under the agreement.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

6.         COMMON STOCK

     Shares issued

Issuances of the Company’s common stock during the nine months ended September 30, 2009 are as follows:

Shares Issued in Connection with the Extension of Loan.

As discussed above in Note 4 the company issued 10,000 shares of stock with a value of $400,000 based upon the most recent sale of common shares at $40 per share.. This amount was recorded as a discount against the note and is being amortized to interest expense over the life of the note through December 31, 2009.  Amortization of the loan fee to interest expense through September 30, 2009 was $260,606.

7.         STOCK OPTIONS

From March 2009 through September 30, 2009, the Company granted to employees 61,631 ten-year common stock options exercisable at $10.00 per share. The options were fully vested on the grant dates.

During the nine months ended September 30, 2009, $2,449,014 was recognized for previous and current year granted stock options which vested.

8.         RELATED PARTY TRANSACTIONS

Accounts Payable and Related Party Vendor Payments

At September 30, 2009, the Company owed its Chief Executive Officer (CEO) $1,168.

As of September 30, 2009 the Company owed one of its officers/shareholders $34,204. The note bears interest at 5%.  The note was due on December 31, 2009 and was not paid.

9.         SUBSEQUENT EVENTS

On October 30, 2009, the $591,771 note payable (see Note 4) was amended a second time to extend the maturity to December 31, 2010, add a conversion feature and modify the interest rate both retroactively and prospectively, and accrued interest to the note principal.  In addition, the lender loaned an additional $125,000 to the Company under the same terms as the amended note.

During 2009, a lender advanced $50,000 in March and $50,000 in September to the Company.  On October 1, 2009, the Company executed a 10% convertible promissory note for $102,236, which includes the total $100,000 principal advanced plus $2,236 of accrued interest.  This note is due December 31, 2010.  This note is convertible to common shares at $10.00 per share.  There was no beneficial conversion feature at the note date.  However if the Company receives greater than $100,000 debt or equity financing proceeds, 25% of amount in excess of $100,000 shall be used to pay down the note.  This note is subordinate to the Gemini Master Funds notes.

On December 17, 2009, the Company executed a convertible promissory note for $100,000 to a new landlord in lieu of paying rent for one year for new office space.  The interest is 10% per annum and the note principal and interest are due on December 18, 2010.  However if the Company receives greater than $100,000 debt or equity financing proceeds, 25% of amount in excess of $100,000 shall be used to pay down the note.  This note is subordinate to all existing senior indebtness of the Company.  The note is convertible at $10.00 per share.  There was no beneficial conversion feature at the note date.

ENVISION SOLAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

In December 2009, the Company abandoned the office premises which was subject to a lease agreement.  In accordance with generally accepted accounting principles the Company has accrued the fair value of the remaining lease payment aggregating approximately $268,000.  The fair value was computed based on the present value of the remaining lease payments.

On December 16, 2009, the Company executed a letter of intent to be acquired by an inactive publicly-held company in a transaction contemplated to be treated as a recapitalization of the Company.  It is intended that just subsequent to consummation of the acquisition, the shareholders of the Company will retain approximately 67% of the voting common stock of the public company before consideration of unexercised common stock options and warrants.

Management evaluated all activity of the Company through February 11, 2010 (the issue date of the Company’s consolidated financial statements) and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements.